UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 27, 2016

CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35603 (Commission File Number)	20-5717694 (IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2016, the Board of Directors (the “Board”) of Chuy’s Holdings, Inc. (the “Company”) appointed Randall M. DeWitt to the Board.
Mr. DeWitt was appointed as a Class III director with his initial term expiring at the Company’s 2018 annual meeting of stockholders. The Board has determined that Mr. DeWitt is an independent director under the Nasdaq Stock Market Rules. Mr. DeWitt entered into the Company’s standard indemnification agreement for directors.
Mr. DeWitt will receive compensation in accordance with the Company’s existing compensation arrangements for non-employee directors, which are described under the caption “Executive and Director Compensation - Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on June 8, 2016. There are no arrangements or understandings between Mr. DeWitt and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. DeWitt and the Company that would require disclosure under Item 404(a) of Regulation S-K.
On June 20, 2016, the Company received notice from Nasdaq that the Company no longer complied with Nasdaq’s independent director requirement as a result of the passing of Mr. Schmick. With the appointment of Mr. DeWitt to the Board, the Company has regained compliance with applicable Nasdaq rules.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1
Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.8 of Amendment No. 7 to the Registration Statement on Form S-1 (File No. 333-176097), filed on July 11, 2012)

99.1	Press release dated October 27, 2016

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Sharon A. Russell
Sharon A. Russell, Chief Administrative Officer and Secretary

Date: October 27, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.8 of Amendment No. 7 to the Registration Statement on Form S-1 (File No. 333-176097), filed on July 11, 2012)

99.1	Press release dated October 27, 2016